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                                                                     EXHIBIT 5.1

                                October 22, 2001

BrightStar Information Technology Group, Inc.
4900 Hopyard Drive, Suite 200
Pleasanton, CA  94588

    Re: BrightStar Information Technology Group, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

    At your request, we are rendering this opinion in connection with a proposed sale by certain stockholders of BrightStar Information Technology Group, Inc., a Delaware corporation, of up to 9,101,960 shares of common stock, $0.001 par value (the "Shares"), pursuant to a Registration Statement on Form S-3.

    We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

    Based on such examination, we are of the opinion that the Shares when issued and sold in accordance with the Registration Statement, will be legally issued, fully paid, and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

    Very truly yours,



    ORRICK, HERRINGTON & SUTCLIFFE LLP